Exhibit 4.9(iii)

Portions of this exhibit have been omitted because it is not both material and is the type that the registrant treats as private or confidential.

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED.

Electronic Contract No.: CD86-4F23-9777-4AF0

Working Capital Loan Contract for Online Financing Business of Industrial Bank

(Applicable to Non-Revolving Loan Mode of "Xing Su Dai" Business, June 2023 Edition)

No.: LD01

Lender: Industrial Bank Co., Ltd., Shanghai Branch
Address: No. 168 Jiangning Road, Jing'an District, Shanghai

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.
Address: 3rd Floor, Building 19, No. 8, No. 498 Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone

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Important Signing Tips

For the purpose of safeguarding your rights and interests, please read carefully, check, and confirm the following matters before signing this Contract:

I. You and your entity have the right to sign this Contract. If the consent of others is required by law, you and your entity have obtained full authorization; if the processing of personal information of others is involved, you and your entity have obtained written documents of others' consent to Industrial Bank's processing of their personal information;

II. You and your entity have carefully read and fully understood the contract terms, and have paid special attention to the contents that are of significant interest to you and your entity, such as those regarding liability assumption, exemption or mitigation of Industrial Bank's liability, and personal information processing, as well as the contents in bold;

III. You and your entity have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept the agreements in these terms;

IV. You and your entity have paid special attention to the terms regarding the use of credit funds in accordance with the agreed purposes under the Contract, the terms prohibiting the misappropriation of credit funds (including but not limited to purchasing or investing in real estate with credit funds), and the requirement to issue a commitment letter on the purpose of funds to Industrial Bank. Furthermore, you and your entity have been fully informed and understand that Industrial Bank will adopt measures such as early loan collection, suspending disbursement of undisbursed loans/financing under this Contract, suspending payment of unpaid loans/financing under this Contract, and reducing or suspending credit lines in response to misappropriation of credit funds, and will pursue the legal liability of you and your entity;

V. The signing of this Contract by you and relevant individuals represents consent and authorization to Industrial Bank to process the personal information of you and relevant individuals and preserve it in accordance with the preservation period of Industrial Bank. You and relevant individuals have known that you enjoy rights such as the right to be informed, the right to make decisions, the right to withdraw consent, and the right to restrict or refuse third-party processing with respect to the processing of personal information. Industrial Bank has provided services such as informing and decision-making for personal information processing through diversified methods (including but not limited to on-site notifications). If you and relevant individuals intend to withdraw, restrict, or refuse the authorization to Industrial Bank to process personal information, it may be handled in accordance with the agreement of this Contract or the administrative procedures of Industrial Bank;

VI. The contract text provided by Industrial Bank is only a model text, and "Supplementary Provisions" are added at the end of the Contract for all parties to modify, add to, or delete from the Contract;

VII. You and your entity have signed an electronic channel service agreement with Industrial Bank before signing this Contract. This Contract will be signed in accordance with the agreement in the aforementioned agreement and through the "Online Financing Service Client" of Industrial Bank and submitted to Industrial Bank for review. You and your entity know and guarantee that the contract signing behavior is legal and effective, and unconditionally assume any legal liability arising from such behavior;

VIII. This Contract is an electronic contract. Where you and your entity confirm consent to this Contract and submit electronic instructions in the form of electronic signature (including but not limited to ticking, clicking, digital signature, certification by authoritative institutions, application of trusted timestamps, and other technology means recognized by law) on the signing page of the "Online Financing Service Client" of Industrial Bank, it shall be deemed as recognizing the legal validity of this Contract and the electronic instructions;

IX. If you and your entity still have questions about this Contract, or if you and your entity find any illegalities or irregularities in the charging items of the Contract and the business thereunder, please timely call Industrial Bank or directly complain to or consult the business outlets of Industrial Bank. Contact Number: 95561.

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Upon application by the Borrower and approval by the Lender upon review, the Lender has agreed to grant a working capital loan to the Borrower. In order to clarify the rights and obligations of both parties and abide by credit, the contracting parties, based on equal negotiation in accordance with relevant laws and regulations of the People's Republic of China, hereby conclude this Contract to be jointly observed.

The Lender and the Borrower confirm that the loan under this Contract falls under the (II) circumstance below:

(I) This Contract is a sub-contract of the [Name of Main Contract] numbered [/] signed between the Lender and the Borrower on [Year/Month/Day], and the loan amount this time shall be counted towards the credit line under the [Name of Main Contract]. Thereinto, the loan amount in foreign currency shall be converted into RMB and counted towards the credit line at the central parity rate published by the Lender on the signing date of this Contract.

(II) This Contract is an independent legal text signed between the Lender and the Borrower.

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Article 1 Definitions and Interpretation

Unless otherwise agreed in writing by the contracting parties, the following terms in this Contract shall be defined and interpreted as follows:

1."Working Capital Loan" refers to the loan in local and foreign currencies applied by the Borrower to the Lender for disbursement and used for the Borrower's daily production and operation turnover.

2."Online Financing System" (also known as the online financing system) refers to an electronic financial service system independently developed by Industrial Bank based on the Internet or other networks using advanced technical means. Through the integration of this system with multiple associated systems inside Industrial Bank, such as the "CIB Keeper" service system, online banking service system, "CIB Puhui", credit management system, accounting transaction system, and accounting audit system, as well as the coordination and sharing of system data and information with various related business partners, it aims to provide customers with comprehensive financial products and services such as more efficient and convenient financing, settlement, fund management, wealth management, and information services.

3."Online Financing Service Client" refers to the user client facing corporate customers, individual customers, and other organizations to provide online financing services. It is an important part of the online financing system, including CIB Keeper, online banking, CIB Puhui, etc., which can provide customers with online channels for services including but not limited to loan application, query, authorization, borrowing, guarantee, loan drawdown, repayment, and payment through the Internet, mobile communication networks, other open public networks, or private network infrastructures.

4."Online Financing Business" refers to the online financing business in which the Lender automatically verifies the borrowing credit line for the Borrower in the online financing system and disburses working capital loans within this limit. On the premise of complying with the financing and lending regulations of the Lender, the Borrower signs this Loan Contract on the "Online Financing Service Client" provided by the Lender and draws down the loan on a self-service basis without issuing a written borrowing application. The loan-related information such as the borrowing and repayment amounts, terms, and dates under the borrowing credit line shall be subject to the electronic records formed on the "Online Financing Service Client" of Industrial Bank. Such electronic records shall be an integral part of this Contract and have the same legal validity as this Contract.

5."Claim" (or the principal claim) refers to the claim formed by the financing provided by the Lender to the Borrower in accordance with this Contract after the Borrower (debtor) submits an application and the Lender approves it upon review (including principal, interest, penalty interest, compound interest, liquidated damages, damage compensation, and expenses incurred by the creditor for realizing the claim). The content of the claim owned by the Lender against the Borrower under this Contract corresponds and is consistent with the content of the debt owed by the Borrower to the Lender under this Contract.
"Expenses incurred by the creditor for realizing the claim" refers to the litigation (arbitration) fees, attorney fees, travel expenses, execution fees, preservation fees, and other expenses paid by the Lender when realizing the claim through litigation, arbitration, or applying to notary organs for issuing execution certificates.

6. The following terms in Article 5 of this Contract are defined and interpreted as follows:

● "Fixed Interest Rate" refers to the interest rate that remains unchanged during the borrowing term. In case of loans disbursed in installments, it means the interest rate remains unchanged between the actual disbursement date of each installment and the maturity date of the loan under this Contract.

● "Floating Interest Rate" refers to the interest rate that changes according to the cycle and amplitude agreed by both the borrowing and lending parties during the borrowing term.

● "Floating Cycle" refers to the frequency of change of the borrowing interest rate agreed by both the borrowing and lending parties. Within one floating cycle, the borrowing interest rate is calculated and determined based on the pricing benchmark rate in the pricing method agreed in the Contract, and the borrowing interest rate remains unchanged during the floating cycle. Upon the expiry of one floating cycle and entering the next floating cycle, the borrowing interest rate is calculated and determined based on the pricing benchmark rate of the new floating cycle in the pricing method agreed in the Contract, and the borrowing interest rate remains unchanged during the floating cycle.

● "Pricing Benchmark Rate" refers to the interest rate standard used to determine the borrowing interest rate under this Contract, including but not limited to the quote rates published by China or relevant countries, regions, and markets, such as LPR, SHIBOR, HIBOR, SIBOR, and the central bank's RMB deposit benchmark interest rate.

● "LPR" refers to the Loan Prime Rate calculated and published by the National Interbank Funding Center authorized by the People's Bank of China. In accordance with banking practice, both parties unanimously agree to determine the pricing benchmark rate rule under this Contract as the LPR of T-1 day, where "T" is the day when the borrowing interest rate is determined, and "T-1" is the business day prior to that day.

● "SHIBOR" refers to the Shanghai Interbank Offered Rate published by the National Interbank Funding Center and applicable on that day.

● "HIBOR" refers to the Hong Kong Interbank Offered Rate in the Hong Kong financial market. In accordance with banking practice, both parties unanimously agree to determine the pricing benchmark rate rule under this Contract as the HIBOR of T-2 days, where "T" is the day when the borrowing interest rate is determined, and "T-2" is the second business day prior to that day.

● "SIBOR" refers to the Singapore Interbank Offered Rate, the currency of which is only applicable to Singapore Dollars. In accordance with banking practice, both parties unanimously agree to determine the pricing benchmark rate rule under this Contract as the SIBOR of T-2 days, where "T" is the day when the borrowing interest rate is determined, and "T-2" is the second business day prior to that day.

● "RMB Deposit Benchmark Interest Rate of the Central Bank" refers to the RMB deposit benchmark interest rate published by the People's Bank of China and applicable on that day.

Thereinto, the currencies and specific values of LPR, SHIBOR, HIBOR, SIBOR, and the central bank's RMB deposit benchmark interest rate determined in accordance with the applicable pricing benchmark rate rules under this Contract shall be subject to the query results of the core system of Industrial Bank. The borrowing interest rate determination date can be the actual loan disbursement date, the contract signing date, or the repricing date.
"Borrower Interest Rate" refers to the execution interest rate of this Contract formed by floating through adding or subtracting basis points on the basis of the pricing benchmark rate on the borrowing interest rate determination date, following the borrowing interest rate pricing formula upon mutual consensus through negotiation.

7."Material Transaction" agreed in Article 13 of this Contract refers to (including but not limited to): any transaction that is determined to occur or is potential and will seriously affect the Borrower's basic structure, change of shareholders (or operators), contingent liabilities, cash flow, profitability, core business secrets, core competitiveness, important assets, major claims and debts, debt repayment capacity, and capacity to perform this Contract, or other transactions that the Lender and/or the Borrower deem to constitute material transactions.

8."Material Event" agreed in Article 13 of this Contract refers to (including but not limited to): any event that is determined or potential and will seriously affect the capacity of the Borrower's senior management (or operators) to perform duties, employment and termination of employees engaged in core business, core business secrets, core competitiveness, basic structure, change of shareholders (or operators), contingent liabilities, existence, legality of business engaged in, stability, development, profitability, debt repayment capacity, and capacity to perform this Contract, as well as other events that the Lender and/or the Borrower deem to constitute material events.

9."Business Day" in this Contract refers to the business day of the Lender's bank. In the process of contract performance, if a certain drawdown or repayment date is a non-business day, it shall be postponed to the next business day.

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Article 2 Borrowing Credit Line

The Lender agrees to grant the Borrower a borrowing credit line of RMB Three Million Yuan Only (in words). Any change in the product name and the names of relevant contract agreements under the corresponding financing application number of this Contract (the application number shall be subject to the system records) shall not affect the validity of this Contract and relevant contract agreements. Subsequent operations of instructions such as signing, drawdown, repayment, and query on the online financing service client shall not be affected by the change of product name. For details of product name changes and comparison between new and old names, please refer to the official website of Industrial Bank and the relevant name change announcements on the online financing service client.

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Article 3 Borrowing Purpose

This loan is used for repaying the loan under contract WBLD01 (non-repayment renewal loan). Without the written consent of the Lender, the Borrower shall not misappropriate the loan for other purposes.

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Article 4 Borrowing Term

I. The borrowing term is from December 19, 2023 to December 16, 2024.

II. Where the borrowing term is within one year, the loan under this Contract may be disbursed in a lump sum or in installments, and shall be subject to the actual disbursement date recorded in the electronic records of the relevant system of the Lender. If the actual disbursement date is later than the borrowing disbursement date recorded in the preceding paragraph, the loan maturity date shall be postponed accordingly. The accumulated disbursement amount under this Contract shall not exceed the borrowing credit line agreed in Article 2.
Where the borrowing term exceeds one year, the loan under this Contract shall be disbursed in a lump sum, and the disbursement amount shall be the full disbursement of the borrowing credit line, which shall be subject to the actual disbursement date recorded in the electronic records of the relevant system of the Lender. If the actual disbursement date is later than the borrowing disbursement date recorded in the preceding paragraph, the loan maturity date shall remain unchanged.

III. Under the premise of satisfying the drawdown prerequisites agreed in Article 6 of this Contract, the Lender shall pay the loan funds in accordance with the agreement in Article 7 of this Contract.

IV. If the Lender collects the loan in advance in accordance with the circumstances agreed in this Contract, it shall be deemed that the loan maturity date is advanced accordingly.

V. This Contract does not constitute a definite obligation of the Lender to provide financing to the Borrower. Under any circumstances, the Lender has the right to unilaterally adjust the borrowing credit line, the validity period of the credit line, etc. under this Contract, or even cancel all or part of the borrowing credit line, without obtaining the written or oral consent of the Borrower in advance. The aforementioned "any circumstances" include but are not limited to the following situations:

● (I) The Borrower experiences major operating difficulties and risks;

● (II) The Borrower experiences major equity changes or generates major contingent liabilities;

● (III) The Borrower's operating mechanism undergoes major changes (including but not limited to division, merger, termination, etc.);

● (IV) The Borrower's repayment credit declines, and repayment risks increase;

● (V) The transaction environment and transaction conditions of a certain transaction or a certain type or batch of transactions engaged in by the Borrower undergo major changes;

● (VI) The representations and commitments made by the Borrower in Article 11 of this Contract are no longer true and effective;

● (VII) Other situations where the Lender deems it necessary to change, adjust, or cancel the Borrower's financing credit line.

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Article 5 Borrowing Interest Rate and Interest Collection

I. Borrowing Interest Rate (refers to the annualized interest rate calculated by the simple interest method, the same hereinafter)

(I) The pricing benchmark rate shall be executed in accordance with the (I) agreement below:

● (I) LPR 1-year term bracket.

● (II) SHIBOR [/] term bracket.

● (III) HIBOR [/] term bracket.

● (IV) SIBOR [/] term bracket.

● (V) RMB Deposit Benchmark Interest Rate of the Central Bank [/] term bracket.

Thereinto, RMB fixed interest rate loans shall choose LPR as the pricing benchmark rate.

(II) Pricing formula of borrowing interest rate: Borrowing Interest Rate = Pricing Benchmark Rate + 0%.

(III) The borrowing interest rate shall be executed in accordance with the (I) agreement below:

● (I) Fixed Interest Rate. The interest rate is determined in the following A method:

● A. Determine the borrowing interest rate based on the pricing benchmark rate and pricing formula on the actual disbursement date. The interest rate between the actual disbursement date of each disbursement and the maturity date of the loan under this Contract shall remain unchanged.

● B. Agree that the fixed borrowing interest rate is an annualized rate of [/]% based on the pricing benchmark rate and pricing formula on the contract signing date. In case of adjustment of the pricing benchmark rate on the actual disbursement date, the added or subtracted point values in the pricing formula shall be adjusted accordingly, and the aforementioned annualized interest rate agreed in this Contract shall remain unchanged.

● (II) Floating Interest Rate. Determine the borrowing interest rate based on the pricing benchmark rate and pricing formula on the actual disbursement date and repricing date, and calculate interest in segments. The repricing date shall be executed in the following [/] method:

● A. The floating cycle is [/] (month/quarter/half-year/year/other cycle). The corresponding day of each full cycle starting from the actual disbursement date of the loan shall be the contract repricing date. If there is no corresponding day in that month, the last day of that month shall be the corresponding day.

● B. [/].

During the borrowing period, unless otherwise agreed in the Contract, if the borrowing interest rate is adjusted in accordance with the Contract, the Borrower will no longer be notified.

● (III) Other Interest Rate Methods: [/].

(IV) The pricing benchmark rate corresponding to the loan used under this Contract shall be determined on the actual disbursement date (or repricing date, if any) of each loan as the pricing benchmark rate determination date.

(V) For the loan disbursed under this Contract, in case China or relevant countries/regions cancel the pricing benchmark rate under this Contract, or the market no longer publishes the pricing benchmark rate, or as required by regulatory authorities, the Lender has the right to redetermine the borrowing interest rate in accordance with the interest rate policies of China or relevant countries/regions during the same period, based on the principles of fairness and good faith, and with reference to industry practices, interest rate conditions, and other factors, and notify the Borrower. If the Borrower has objections, it shall negotiate with the Lender. If negotiation fails within five business days from the date when the Lender issues the notice, the Lender has the right to collect the loan in advance, and the Borrower shall immediately clear the remaining loan principal and interest. If the Lender requests or national and regulatory policies require the Borrower to sign a supplementary agreement on relevant matters at that time, the Borrower shall cooperate.

II. Repayment Method of Borrowing Interest

(I) Calculation of borrowing interest. The interest of the loan principal in local and foreign currencies shall begin to accrue from the date when the Lender transfers it to the Borrower's account in accordance with this Contract.

Daily Accrued Interest= Daily Loan Balance*Daily Interest Rate

The conversion between daily interest rate and annual interest rate shall be executed in accordance with the regulations of the People's Bank of China and international practice.

(II) The repayment method of borrowing interest shall be executed in accordance with the (I) agreement below:

● (I) The borrowing under this Contract agrees that the 21st day of each month (month/end of quarter/end of half-year/end of year/other cycle) shall be the interest payment date. The Borrower shall pay the current borrowing interest to the Lender on the interest payment date, and settle the remaining principal and interest when the loan matures.

● (II) The repayment method of borrowing interest is settling interest along with principal.

III. Penalty Interest and Compound Interest

(I) If the Borrower fails to use the loan for the purposes agreed in this Contract, from the date of misappropriation, the Lender has the right to collect penalty interest on the misappropriated loan, and the penalty interest rate shall be 100% floating up from the borrowing interest rate; if the Borrower fails to repay the loan on time, i.e., the loan is overdue, from the date of delinquency, the Lender has the right to collect penalty interest on the overdue loan, and the penalty interest rate shall be 50% floating up from the borrowing interest rate. For interest not paid on time (including interest before and after the maturity of the loan, misappropriation penalty interest, and overdue penalty interest), the Lender has the right to collect compound interest at the borrowing overdue penalty interest rate agreed in this Contract. If the same loan is both overdue and not used for the purposes agreed in the Contract, the penalty interest rate shall be calculated at the higher rate.

(II) Where the borrowing interest rate adopts a fixed interest rate, the penalty interest rate shall also be a fixed interest rate; where the borrowing interest rate adopts a floating interest rate, the penalty interest rate shall also be a floating interest rate, and its floating cycle shall be consistent with the floating cycle of the borrowing interest rate.

(III) The collection methods of penalty interest and compound interest shall be executed in accordance with the repayment method of borrowing interest agreed in this Contract.

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Article 6 Drawdown Prerequisites

I. The Borrower may apply to the Lender for disbursement of the loan under this Contract only after satisfying the following drawdown prerequisites required by the Lender:

(I) The Borrower has delivered the following documents to the Lender, and the conditions recorded in the documents have not changed and remain continuously effective, or the Borrower has made explanations and descriptions of changes to the satisfaction of the Lender:

● Loan application letter, the main content of which includes but is not limited to: name of loan project, amount, purpose, term, repayment plan, and repayment source, etc.;

● Legal and effective business license and articles of association of the Borrower (individual industrial and commercial households may not provide them), loan card and password/credit code, list and signature samples of the legal representative, board members, main persons in charge, and financial head (or operators) filed and registered with the administrative department for industry and commerce, effective identity certificates of the legal representative (or operator) or its authorized representative, written documents of consent of the legal representative (or operator) or its authorized representative and relevant natural persons to the Lender's collection and processing of their personal information, and other corporate documents deemed necessary by the Lender;

● Board of directors' or shareholders' resolutions convened in accordance with statutory procedures and passed by a statutory quorum of directors or shareholders voting in favor, which are true, legal, and effective, agreeing to apply to the Lender for the loan under this Contract, clarifying the loan purpose, and accepting various borrowing conditions required by the Lender, or other documents deemed necessary by the Lender;

● Annual reports of the last three years (with audit reports and notes) recognized by the Lender, financial statements of the latest period and the same period of the previous year, and for Borrowers established for less than three years, annual statements since their establishment shall be submitted;

● Related party information;

● If applying for temporary working capital loans, relevant contracts, vouchers, or materials such as purchase contracts, order contracts, and debt certificates shall be provided;

● If intending to adopt mortgage/pledge security, title certificates and appraisal value reports of the mortgage/pledge property shall be provided, and the mortgage/pledge registration procedures that should be handled in accordance with relevant laws and regulations have been properly handled. The originals of relevant title documents and registration certificates have been handed over to the Lender for safekeeping in accordance with the Lender's requirements; if intending to adopt third-party guarantee, relevant guarantee materials shall be provided with reference to the requirements in Items 2 to 4 above, and the guarantee contract has taken effect; the aforementioned security shall remain continuously effective;

● If the Lender requests to handle insurance for the mortgage/pledge property, the insurance procedures with the Lender as the first beneficiary have been completed, and the original insurance policy has been handed over to the Lender for safekeeping; and the insurance remains continuously effective. Where the Borrower provides mortgage/pledge, the Borrower hereby transfers the insurance claim right enjoyed due to the occurrence of insurance events to the Lender;

● Enterprises in special industries must provide special industry production and operation licenses or enterprise qualification grade certificates issued by competent approval departments;

● If either party to this Contract requests to handle notarization and other procedures, the relevant notarization procedures have been completed;

● The Borrower has opened an account at the Lender's place in accordance with the Lender's requirements, and voluntarily accepts the Lender's credit supervision and payment settlement supervision;

● If the Borrower applies for foreign exchange project loans, it must provide effective proof of foreign exchange loan purpose and approvals of relevant departments, which shall comply with relevant foreign exchange management policies;

● Value-added tax, business tax, and income tax return filing forms required by the Lender;

● The Borrower has issued a commitment letter on the purpose of credit funds in accordance with the Lender's requirements;

● The Borrower and relevant natural persons have issued written documents consenting to the Lender's processing of their personal information in accordance with the Lender's requirements;

● Other documents, statements, vouchers, and other materials required by the Lender.

(II) The Borrower is legally established, conducts production and operation legally and in compliance with regulations, has continuous operating capacity, and has legal repayment sources;

(III) The loan purpose is clear, legal, and in compliance with regulations;

(IV) The representations and commitments made by the Borrower in Article 11 of this Contract are continuously true and effective; no default event or potential default event occurred on or before the application date of disbursement;

(V) The Borrower has good credit status and no major adverse records; if the Borrower is a newly established legal person, its controlling shareholder shall have good credit status and no major adverse records;

(VI) Other drawdown prerequisites required by the Lender.

II. The performance of obligations under this Contract by the Lender is premised on the satisfaction of the drawdown prerequisites agreed in this Article. The Lender has the right to unilaterally decide to lower or waive part of the drawdown prerequisites, and the Borrower or Guarantor shall not use such condition as a matter of defense against the Lender.

III. The Lender has the right to appropriately adjust the loan disbursement based on factors such as whether the financing project satisfies the provisions of relevant laws, regulations, and policies, the drawdown prerequisites required by the Lender, the signing time of the security contract corresponding to this Contract, and the handling time of security procedures.

IV. The Borrower hereby agrees: After this Contract is signed, if any drawdown of the Borrower fails to satisfy the drawdown prerequisites or loan funds payment conditions agreed in this Contract, the Lender has the right to stop disbursement, stop payment of loan funds, or terminate this Loan Contract, and the liability or losses arising therefrom shall be borne by the Borrower on its own.

The Lender's rejection, return, or termination of the Borrower's business application instructions through its "Online Financing Service Client" shall be deemed as rejecting the Borrower's business application.

The Lender's termination of the Contract shall be handled as follows: Within five business days from the date when the Lender delivers the termination notice in the manner agreed in the "Correspondence, Communication and Notice" clause of this Contract, the Borrower has the right to raise objections. If the Borrower fails to raise objections within the objection period, this Contract shall be automatically terminated upon the expiry of the objection period. If the Borrower has objections but both parties still fail to reach an agreement through negotiation within five business days after the expiry of the objection period, the Lender has the right to collect the loan in advance in accordance with this Contract.

V. Upon review by the Lender, if the Borrower satisfies the drawdown prerequisites agreed in this Contract, the Lender shall pay the loan funds in accordance with the agreement in Article 7 of this Contract.

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Article 7 Account Monitoring and Payment of Loan Funds

I. Account Monitoring

According to the requirements of relevant national laws, regulations, and regulatory systems, the Borrower promises that it has satisfied the drawdown prerequisites agreed in the Contract before applying for the disbursement of the loan, and accepts the Lender's supervision of the use of loan funds according to the agreed purpose. The Lender has the right to conduct account monitoring on the basic deposit accounts, general deposit accounts, and special deposit accounts opened by the Borrower, and supervise and control the disbursement, payment, and repayment funds of the loan funds in the manner agreed in the Contract.

The Borrower designates the following account as the specialized funds collection account, and timely provides the fund inflow and outflow conditions of the account:

● Account Name: WIPO (Shanghai) New Energy Technology Co., Ltd.

● Account Number: 216370100100123898

● Account-Opening Bank: Industrial Bank, Shanghai Municipal Sub-branch

The Lender may, based on the Borrower's credit status, financing conditions, etc., negotiate and sign a separate account management agreement with the Borrower to clearly agree on the management of funds inflow and outflow of the designated account. The Lender has the right to collect the loan in advance according to the Borrower's funds collection status.

II. Payment of Loan Funds

(I) The Lender has the right to adopt the Lender's entrusted payment or the Borrower's independent payment to manage and control the payment of loan funds.

● The Lender's "Entrusted Payment" refers to the method where the Borrower authorizes the Lender to pay the loan funds to the Borrower's counterparty that complies with the purpose agreed in this Contract.

Where the Lender's entrusted payment method is adopted, before the loan funds are disbursed, the Borrower shall provide relevant transaction materials that comply with the purpose agreed in this Contract. Upon the Lender's review and consent, the loan funds shall be timely paid to the Borrower's counterparty through the Borrower's account.

Where the Lender's entrusted payment method is adopted, after the loan funds are paid to the Borrower's counterparty, if the loan funds are returned due to reasons such as revocation, termination, or invalidity of the underlying transaction contract, the Lender has the right to collect the loan in advance for the returned loan funds in accordance with the agreement in Article 12 of this Contract.

● The Borrower's "Independent Payment" refers to the method where the Lender disburses the loan funds to the Borrower's account, and the Borrower independently pays them to the Borrower's counterparty that complies with the purpose agreed in this Contract.
Where the Borrower's independent payment method is adopted, the Borrower shall periodically summarize and report the payment of loan funds to the Lender. The Lender has the right to verify whether the loan payment complies with the agreed purpose through account analysis, voucher inspection, on-site investigations, etc.

(II) During the process of loan disbursement and payment, if the Borrower experiences the following situations, it shall supplement the loan disbursement and payment conditions in accordance with the requirements of the Lender. The Lender has the right to adopt stricter loan disbursement and payment conditions, and has the right to stop the disbursement and payment of loan funds and adopt corresponding measures in accordance with the second paragraph of Article 14 of this Contract:

● Credit status declines;

● Profitability of main business is not strong;

● Use of loan funds is abnormal;

● Other situations deemed by the Lender.

(III) During the process of loan disbursement and payment, when the payee's account name of the payment experiences the following situations, the Lender has the right to stop the disbursement and payment of loan funds:

● The payee's account name is the same as the name of the borrowing enterprise or the owner of the enterprise;

● The payee's account name is a microfinance company, P2P, pawnshop, etc. listed by the Lender as restricted payment targets;

● The payee's account name contains words such as "Securities", "Futures", or "Real Estate";

● Other situations that the Lender deems should be controlled and restricted.

(IV) The loan funds shall not be used for the following matters:

● Purchasing houses and repaying home mortgage loans;

● Investments in stocks, bonds, futures, financial derivatives, and asset management products;

● Fixed assets and equity investment;

● Personal consumption;

● Other purposes prohibited by laws and regulations.

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Article 8 Repayment of Loan Principal and Interest

I. The loan principal under this Contract shall adopt the (II) repayment method below:

● (I) Repayment of loan principal in installments, and the repayment amounts and dates are as follows:

Repay [/] ten thousand Yuan on [Year/Month/Day];

Repay [/] ten thousand Yuan on [Year/Month/Day];

[.../...]

● (II) One-time repayment of all loan principal upon maturity of the loan.

● (III) Other methods of loan principal repayment: [/].

The Borrower's early full repayment of the loan principal through the "Online Financing Service Client" shall not be subject to this restriction.

If the Borrower needs to handle early repayment at the outlets of Industrial Bank because it does not satisfy the conditions for early repayment through the online method, it shall notify the Lender in writing 15 business days in advance in accordance with the relevant requirements for early repayment of offline loan business of Industrial Bank, and obtain the written consent of the Lender. Upon the written consent of the Lender, after the Borrower prepays part of the loan principal and interest, it shall negotiate with the Lender to determine the subsequent repayment periods, repayment times, and repayment amounts. For the prepaid loan principal, interest shall be collected according to the actual use term and at the borrowing interest rate agreed in this Contract. The Lender shall no longer adjust the borrowing interest already collected before the early repayment.

II. The Borrower shall repay the loan principal and interest under this Contract to the Lender on time and in full on the repayment dates and interest payment dates agreed in this Contract.

III. If the repayment date falls on a non-business day of the Lender, the repayment shall be postponed to the next business day of the Lender, and the non-business day of the Lender shall be included in the actual days of loan occupation. When the Borrower repays the last installment of the loan principal, the interest shall be settled along with the principal, without being restricted by the interest payment date agreed in Article 5 of this Contract.

IV. If the Borrower fails to perform its obligations in accordance with this Contract, the Borrower hereby irrevocably authorizes the Lender to directly deduct funds from any account opened by the Borrower at the Lender and all branches and subsidiaries of Industrial Bank without undergoing judicial procedures, including but not limited to loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damage compensation, and expenses incurred by the Lender for realizing claims. The Borrower agrees that the Lender has the right to determine the specific deduction order. If the currency of the funds in the account is inconsistent with the loan currency, the Lender has the right to convert it into the loan currency at the central parity rate published by the Lender on the deduction date. If any account agreed in this paragraph involves products such as wealth management products or structured deposits, the Borrower hereby irrevocably authorizes the Lender to directly initiate redemption applications for relevant products or take other necessary measures to ensure that the Lender successfully deducts the aforementioned funds, and the Borrower shall provide all necessary cooperation.

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Article 9 Security

I. The security contracts of this Contract include but are not limited to the following contracts:

● (I) Maximum Amount Guarantee Contract of Online Financing Business of Industrial Bank (contract name) numbered xwbzht2023121900344318, the security method is guarantee, and the guarantor is Yuejin Liu;

● (II) [/] numbered [/], the security method is [/], and the guarantor is [/];

● (III) [Other numbered / contracts are empty].

II. In addition to the security contracts signed above, in the event of exchange rate fluctuations or any other events that the Lender deems may affect the performance capacity of the Borrower or Guarantor, the Lender has the right to request the Borrower to supplement margin or provide new security and sign relevant security contracts, and the Borrower shall cooperate in accordance with the Lender's requirements.

III. Before the signing of the security contracts under this Contract is completed and the security procedures are settled, the Lender has the right to temporarily not perform various obligations such as loan disbursement under this Contract.

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Article 10 Rights and Obligations of Both Parties

I. Rights and Obligations of the Lender

(I) Rights of the Lender:

● Have the right to request the Borrower to provide true materials, including personal information, etc.;

● Have the right to request the Borrower to repay the loan principal and interest on time;

● Have the right to request the Borrower to provide various materials related to the loan;

● Have the right to understand the production, operation, and financial status of the Borrower;

● Have the right to supervise the Borrower to use the loan in accordance with the purpose agreed in this Contract;

● Have the right to supervise the use of the loan and put forward requirements;

● If the Borrower owes multiple debts of the same type to the Lender and the payment made by the Borrower is insufficient or potentially insufficient to clear all debts, the Lender shall determine the specific clearing or deduction order upon clearing;

● Have the right to directly deduct loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damage compensation, and expenses incurred by the Lender for realizing claims from any account opened by the Borrower at the Lender and all branches and subsidiaries of Industrial Bank without undergoing judicial procedures. The Borrower agrees that the Lender has the right to determine the specific deduction order. If the currency of the funds in the account is inconsistent with the loan currency, the Lender has the right to convert it into the loan currency at the central parity rate published by the Lender on the deduction date. If any account agreed in this paragraph involves products such as wealth management products or structured deposits, the Borrower hereby irrevocably authorizes the Lender to directly initiate redemption applications for relevant products or take other necessary measures to ensure that the Lender successfully deducts the aforementioned funds;

● The Lender has the right to transfer all claims and security interests under this Contract to a third party at any time without obtaining the consent of the Borrower. If the Lender transfers the loan and security interests under this Contract, the Borrower shall still assume all obligations under this Contract;

● If the Borrower fails to repay the loan principal and interest in accordance with the Contract, or fails to implement the principal and interest repayment matters, or violates any agreed obligation under this Contract, the Lender has the right to report and disclose the Borrower's information of default and dishonesty to the People's Bank of China and the credit reporting agencies and credit reporting systems established or approved by it, or the banking association, banking regulatory organs, or other administrative/judicial/supervisory departments and the information management systems established or recognized by them, or the news media, and adopt legal measures such as collection, litigation, arbitration, or applying to notary organs for issuing execution certificates. Meanwhile, the Lender may adopt or jointly adopt with other banking financial institutions joint disciplinary measures for dishonesty and rights protection such as reducing or suspending credit lines, stopping the opening of new settlement accounts, and suspending the processing of new credit cards for the Borrower's legal representative (or operator)/Borrower;

● Have the right to unilaterally decide to collect the loan in advance according to the Borrower's funds collection status;

● When circumstances occur that the creditor deems may affect the security of its claims, such as exchange rate fluctuations, the debtor has the obligation to supplement pledge security such as margin as required by the creditor, or implement other risk mitigation measures recognized by the creditor;

● Have the right to enjoy other rights stipulated by laws, regulations, and rules or agreed in this Contract.

(II) Obligations of the Lender:

● Disburse and pay the loan funds in accordance with the agreement of this Contract;

● Keep confidential the debt, finance, production, and operation conditions of the Borrower, except for the following circumstances:

● (1) Stipulated by laws and regulations;

● (2) Stipulated or required by regulatory organs;

● (3) Disclosed to the cooperation partners of the Lender, etc.

II. Rights and Obligations of the Borrower

(I) The Borrower enjoys the following rights:

● Have the right to draw down and use all loans in accordance with the agreement of this Contract;

● Have the right to request the Lender to assume confidentiality obligations for the materials it provides in accordance with the agreement of this Contract.

(II) Obligations of the Borrower:

● Shall truthfully provide the documents and materials required by the Lender, as well as the conditions of all account-opening banks, account numbers, and deposit and loan balances, and cooperate with the Lender's investigation, review, and inspection;

● Accept the Lender's supervision or inspection of its use of credit funds and relevant production, operation, and financial activities, and timely adopt reasonable treatment measures in response to the Lender's suggestions or requirements;

● Shall use the loan in accordance with the purpose agreed in this Contract, not misappropriate it, and guarantee that it shall not be used for investment in fixed assets; not use the loan to engage in equity investment; not use it in fields and for purposes whose production/operation is prohibited by the state; not use the loan to speculate or invest in financial products such as stocks, securities, futures, and wealth management products; not use the loan to purchase real estate or engage/invest in the real estate field; not use the loan to engage in mutual lending activities between enterprises or between enterprises and individuals; not use the loan to seek illegal income; not obtain credit funds through illegal means, and not squeeze or misappropriate the loan in other ways; not use the loan to engage in other illegal activities or other fields violating national laws and policies; and not use the loan to engage in fields where regulatory organs prohibit bank credit funds from entering;

● In accordance with the agreement in Article 7 of this Contract, accept the Lender's account monitoring and payment management of loan funds of the Borrower; the Borrower shall cooperate in providing purpose proof materials such as contracts or invoices related to the drawdown of loan funds every month.

● Shall repay the loan principal and interest on time and in full in accordance with the agreement of this Contract;

● Without the written consent of the Lender, shall not transfer all or part of the debts under this Contract to a third party;

● If the Borrower is a company, it shall not reduce its registered capital in any way; without the written consent of the Lender, it shall not extend the subscription term of the registered capital;

● Before the Borrower conducts major matters such as merger, division, equity transfer, external investment, or substantial increase in debt financing, it shall notify the Lender in writing at least 30 business days in advance and obtain the written consent of the Lender, and actively implement security measures for the repayment of the loan principal and interest under this Contract on time and in full as required by the Lender. The aforementioned major matters include but are not limited to:

● (1) Applying for loans or liabilities to third parties such as banks, or providing loans to third parties, or providing guarantees for the debts of third parties, which substantially increases debt financing and affects or may affect the repayment of loan principal and interest;

● (2) Conducting major changes in property rights and adjustments in operating methods (including but not limited to signing joint venture or cooperative contracts with foreign investors or investors from Hong Kong, Macau, and Taiwan; cancellation, closure, suspension of production, or change of production; division, merger, acquisition, or being acquired; reorganization, establishment or restructuring into a joint-stock company; external investment; investing in joint-stock companies or investment companies with fixed assets such as houses and machinery equipment or intangible assets such as trademarks, patents, proprietary technology, and land use rights; conducting transactions of property rights and operating rights by means of leasing, contracting, joint operation, and custodianship);

● (3) Equity changes reaching 10% (including but not limited to equity transfer, custodianship, agency control, pledge, etc.).

● The Borrower shall notify the Lender in writing within 7 business days from the date when the following situations occur or may occur, and actively implement security measures for the repayment of the loan principal and interest under this Contract on time and in full as required by the Lender:

● (1) Major financial losses, asset losses, or other financial crises occur;

● (2) Circumstances such as suspension of business, revocation or cancellation of business license, application or being applied for bankruptcy, or dissolution occur;

● (3) Its controlling shareholder (or operator) and other related parties experience major crises in operation or finance, which affects its normal operation;

● (4) If the Borrower is a company, personnel changes occur to its legal representative, directors, or senior management, which affects its normal operation;

● (5) The equity of the Guarantor changes to reach 10% (including but not limited to equity transfer, custodianship, agency control, pledge, etc.);

● (6) Major related party transactions occur between the Borrower and its controlling shareholder (or operator) and other related parties, which affects its normal operation;

● (7) Any litigation, arbitration, or criminal/administrative penalty occurs that generates major adverse consequences on its operation or property status;

● (8) Other major matters occur that may affect its debt-paying ability.

● At the request of the Lender (such request shall notify the Borrower in advance in a reasonable manner, unless advance notification is not required due to the occurrence of default events or potential default events or due to specific environments), allow the representatives of the Lender to engage in the following activities during normal office hours:

● (1) Visit the locations where the Borrower conducts operating activities;

● (2) Inspect the places, facilities, factories, and equipment of the Borrower;

● (3) Query the book records and all other records of the Borrower;

● (4) Inquire employees, agents, contractors, subcontractors of the Borrower who know or may know relevant information required by the Lender.

● The Borrower guarantees to maintain financial conditions such as current assets and net asset value, asset-liability ratio, and current ratio within the following range required by the Lender during the borrowing period: [/].

● For collection letters or collection documents sent to the Borrower by the Lender or in other ways, the Borrower must sign for receipt and hand over the return receipt to the Lender.

● The Lender's "Online Financing Service Client" is the sole electronic transaction channel for the Borrower's online financing business loan drawdown under this Contract.

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Article 11 Representations and Commitments of the Borrower

The Borrower voluntarily makes the following representations and commitments, and assumes legal liability for the truthfulness of their contents:

I. The Borrower is a legal entity established and effectively existing in accordance with the laws of the People's Republic of China, and has full civil capacity. The Borrower guarantees to provide relevant proofs, licenses, certificates, and other documents required by the Lender in accordance with the requirements of the Lender.

II. The Borrower has sufficient capacity to perform all obligations and responsibilities under this Contract, and its clearing liability assumed shall not be mitigated or exempted due to any instructions, changes in financial status, or any agreements signed with any entity.

III. The Borrower has full authorization and statutory rights to sign this Contract. The Borrower has obtained and completed all its internal approvals and authorizations or other relevant procedures required to sign and perform this Contract, and has obtained and completed all necessary approvals, registrations, authorizations, consents, permissions, or other relevant procedures of any government department or other authority required to sign and perform this Contract, and all approvals, registrations, consents, permissions, authorizations, and other relevant procedures required to sign this Contract remain fully legal and effective.

IV. If the Borrower is a company, the signing of this Contract by the Borrower completely complies with the relevant articles of association, internal decisions, and resolutions of the shareholders' meeting and the board of directors of the Borrower, and it promises that such internal decisions and resolutions of the shareholders' meeting and the board of directors completely comply with the provisions of national laws, regulations, and articles of association, and there are no circumstances of invalidity, non-establishment, or revocability. This Contract does not conflict with or run counter to any articles of association, internal decisions, and resolutions of the shareholders' meeting and the board of directors of the Borrower, as well as the policies of the Borrower.

V. The signing and performance of this Contract are based on the true intention of the Borrower. The borrowing financing complies with the requirements of laws and regulations, and the signing and performance of this Contract do not violate any laws, regulations, regulations, or agreements of contracts binding on the Borrower. This Contract is legal, effective, and enforceable. If this Contract is invalid due to defects in the rights of the Borrower when signing and performing this Contract, the Borrower will immediately and unconditionally compensate the Lender for all losses.

VI. All documents, financial statements, and other materials provided by the Borrower to the Lender under this Contract are true, complete, accurate, and effective, and continuously maintain various financial indicators required by the Lender.

VII. The Borrower agrees that the borrowing business under this Contract shall be restricted by the regulations, practices, and practices of the Lender. The Lender has the right to collect the loan in advance according to the Borrower's funds collection status.

VIII. If the Borrower owes multiple debts of the same type to the Lender and the payment made by the Borrower is insufficient or potentially insufficient to clear all debts, the Lender shall determine the specific clearing or deduction order.

IX. If the Borrower fails to perform its obligations in accordance with the Contract, the Borrower hereby authorizes the Lender to directly deduct loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damage compensation, and expenses incurred by the Lender for realizing claims from any account opened by the Borrower at the Lender and all branches and subsidiaries of Industrial Bank without undergoing judicial procedures. The Borrower agrees that the Lender has the right to determine the specific deduction order. If the currency of the funds in the account is inconsistent with the loan currency, the Lender has the right to convert it into the loan currency at the central parity rate published by the Lender on the deduction date. If any account agreed in this paragraph involves products such as wealth management products or structured deposits, the Borrower hereby irrevocably authorizes the Lender to directly initiate redemption applications for relevant products or take other necessary measures to ensure that the Lender successfully deducts the aforementioned funds, and the Borrower shall provide all necessary cooperation.

X. Whether before or after the signing of this Contract, if the Borrower submits any documents concerning specific transactions to the Lender for review, the Borrower guarantees the truthfulness of all documents. The Lender will only make decisions on the superficial truthfulness of the transaction documents. The Lender neither participates in nor knows the substance of the specific transactions engaged in by the Borrower, let alone assumes any liability.

XI. The Borrower confirms that, except for those disclosed to the Lender in writing, the Borrower has not concealed any of the following events that have occurred or are about to occur that may cause the Lender to disagree with disbursing the loan under this Contract:

● (I) Debts and contingent liabilities assumed by the Borrower, including but not limited to any mortgage, pledge, lien, and other debt burdens established on the Borrower's assets or income that are not disclosed to the Lender;

● (II) Major discipline violations, law violations, or claim events involving the Borrower or the Borrower's main management personnel;

● (III) Default events of the Borrower under the claim and debt contracts between the Borrower and any other creditors;

● (1V) No litigation, arbitration, or administrative penalty has occurred or is outstanding or, to the knowledge of the Borrower, may occur against it or its property, and no liquidation, suspension of business, or other similar procedures have occurred against the Borrower, whether initiated actively or by a third party;

● (V) Other situations that may affect the Borrower's financial status and debt-paying ability.

XII. The Borrower promises to use the loan in accordance with the purpose agreed in this Contract, and not misappropriate it or use it for any other purposes violating the purpose agreed in this Contract. Accept and cooperate with the Lender in borrowing payment management, post-loan management, and relevant inspections at any time, and cooperate with the Lender's supervision, inspection, inventory, or other requirements deemed necessary or appropriate by the Lender regarding the Borrower's use of loan funds and the Borrower's production, operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, etc.

XIII. Provide sufficient and effective security recognized by the Lender or other acceptable security deemed appropriate by the Lender.

XIV. The Borrower shall not reduce its registered capital in any way. Without obtaining the prior written consent of the Lender, the Borrower shall not transfer part or all of the debts under this Contract to a third party. Before the debts under this Contract are fully cleared, without obtaining the written consent of the Lender, the Borrower shall not prepay any debts of the Borrower to other creditors (excluding other branches of Industrial Bank).

XV. In the event of major adverse matters affecting the Borrower's debt-paying ability, notify the Lender timely. Before conducting major matters such as merger, division, equity transfer, external investment, or substantial increase in debt financing, obtain the written consent of the Lender.

XVI. If the Lender is forced to be involved in disputes between the Borrower and any third party due to litigation, arbitration, or other disputes between the Lender and the Borrower or any third party related to the Borrower arising from the performance of obligations under this Contract, the litigation or arbitration fees, attorney fees, and other expenses paid by the Lender as a result shall be borne by the Borrower.

XVII. For the settlement business under this Contract, the Borrower must process it through the settlement account opened at the Lender.

XVIII. All operational instructions such as drawdown and repayment initiated by the Borrower through the “Online Financing Service Client” provided by the Lender shall be deemed acts of the Borrower in performing this Contract, reflecting the Borrower’s true intent. The electronic information records generated therefrom shall serve as valid evidence of the Borrower’s assumption of rights and obligations. Any untimely disbursement or repayment or any losses suffered by the Lender caused by the Borrower’s improper operation shall be borne by the Borrower.

XIX. The Borrower undertakes that the information disclosed by it on the National Enterprise Credit Information Publicity System is true, complete, lawful and valid, and undertakes to continuously consent to the Lender’s inquiry of information in such system that the enterprise chooses to disclose or not disclose. If the Lender requires capital verification, the Borrower agrees to carry out capital verification as required by the Lender and provide a capital verification report issued by a professional institution.

XX. he Borrower hereby represents and authorizes: the Lender has the right to conduct necessary investigation into the Borrower’s credit status in accordance with national laws, regulations and relevant policies, including querying the Borrower’s credit information from the basic financial credit information database established by the State, and may submit relevant credit information to such database as required by the People’s Bank of China for the construction of enterprise and personal credit reporting, and hereby permits such information to be lawfully queried within the scope of authorization.

XXI. The Borrower hereby represents and authorizes: for the needs of information management by administrative/judicial/supervisory authorities, banking regulatory authorities, banking associations, tax-related data providers, etc., the Lender has the right to submit information about this Contract and other relevant information to the above departments, institutions and their information management systems established or recognized by them, and hereby permits such information to be lawfully queried.

XXII. The Borrower acknowledges the legality and validity of all transaction information, record data, electronic contracts and all related accounting vouchers generated by the online financing system based on the electronic instructions submitted by the Borrower by electronic signature. The above transaction information, non-transaction data, electronic contract information generated and stored by the online financing system, as well as relevant paper documents, vouchers and records made or retained by the Lender, all constitute definitive and effective evidence proving the rights and obligations between the parties. The Borrower undertakes not to raise any objection on the grounds that such records, vouchers or materials are unilaterally produced or retained by the Lender.

XXIII. If the Borrower is a company, in the event of default under this Contract or circumstances that may endanger the Lender’s realization of claims, the Lender has the right to require acceleration of the Borrower’s shareholders’ obligation to make subscribed capital contributions. The Borrower undertakes that its shareholders shall make capital contributions in a timely manner as required by the Lender. The Lender has the right to require the Borrower and its shareholders not to distribute profits.

XXIV. The Borrower undertakes that the transaction background of this loan business is true and lawful and is not used for illegal purposes such as money laundering.

XXV. The Borrower hereby irrevocably undertakes that in the event of breach of any obligation under this Contract, the Lender may report and disclose the Borrower’s default and dishonesty information to the People’s Bank of China and credit reporting institutions/systems established or approved by it, or to banking associations, banking regulatory authorities, or other administrative/judicial/supervisory authorities and their information management systems established or recognized by them, or to news media, etc.

The Borrower also irrevocably authorizes the relevant banking associations to share the Borrower’s dishonesty information among banking financial institutions and even to disclose it to the public in an appropriate manner.

The Borrower acknowledges that the Lender has the right to take various measures in accordance with this Contract, and acknowledges that the Lender and other banking financial institutions may jointly take disciplinary and rights-protection measures such as reducing or terminating credit, stopping the opening of new settlement accounts, and suspending processing of new credit cards of the Borrower’s legal representative (or operator) / the Borrower.

XXVI. Other matters represented and undertaken by the Borrower: /.

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Article 12 Early Collection (Acceleration)

I. During the loan term, if any of the following occurs to the Borrower or any guarantor (including without limitation any guarantor, mortgagor, or pledgor, the same below), the Lender has the right to unilaterally decide to stop paying the unused portion of the loan and to collect part or all of the principal and interest in advance. For loans repayable in installments, if the Lender accelerates any installment under this Contract, the other unmatured installments shall be deemed to mature in advance:

● (I) Providing false materials or concealing material operating or financial facts; any proof, document submitted to the Lender, or any representation and undertaking under Article 11 hereof is proven untrue, inaccurate, incomplete, or intentionally misleading;

● (Il) Without the Lender’s written consent, changing the original loan purpose without authorization, diverting the loan, or using the loan for illegal or non-compliant transactions;

● (Ill) Using false contracts with related parties, and discounting or pledging receivables such as notes receivable and accounts receivable with no real trade background to the Lender to obtain the Lender’s funds or credit;

● (IV) Refusing to accept the Lender’s supervision and inspection of the use of credit funds and relevant operating and financial activities;

● (V) Major matters such as merger, split, acquisition, reorganization, equity transfer, outbound investment, or substantive increase in debt financing occur, and the Lender believes such matters may affect loan security;

● (VI) Intentionally evading or repudiating the Lender’s claims through related-party transactions;

● (VII) Credit standing deteriorates, and repayment capability (including contingent liabilities) is materially weakened;

● (VIll) Any cross-default under Article 15 hereof occurs to the Borrower or the Borrower’s related parties, or to any guarantor or any guarantor’s related parties;

● (IX) Failure to repay principal and/or interest under this Contract on time;

● (X) Cessation of repayment of its debts, or inability to repay matured debts, or indication that it cannot repay matured debts;

● (XI) Suspension/cessation of business, declaration of bankruptcy, dissolution, revocation or cancellation of business license, cancellation, deterioration of financial condition, etc.;

● (XII) Failure by the Borrower to perform the obligations under Article 10 and Article 13 hereof or other obligations herein, or failure by any guarantor to perform obligations under any guarantee contract;

● (XIll) Abnormal changes, disappearance, or being investigated by judicial authorities or having personal freedom restricted by law of the legal representative (or operator), major investor individuals, directors, supervisors or senior management of the Borrower/guarantor, which has affected or may affect performance of obligations hereunder;

● (XIV) The Borrower/guarantor, or the Borrower’s/guarantor’s controlling shareholder (or operator), actual controller or any affiliate thereof, is involved in major litigation, arbitration or other disputes, or major assets are sealed up, frozen, deducted, enforced, or other measures of similar effect are taken, which may endanger or harm the Lender’s rights and interests;

● (XV) Other events agreed herein, or based on the Borrower’s funds collection situation, or other events that endanger, harm, or may endanger or harm the Lender’s rights and interests.

II. If any of the above early-collection circumstances occurs, the Lender may, based on the Borrower’s production and operation, financial condition and funds collection, unilaterally decide whether to grant the Borrower a grace period. If the Lender grants a grace period and the Borrower still fails to take remedial measures within such period or the remedial measures taken do not meet the Lender’s requirements, the Lender has the right to unilaterally decide to collect in advance. The Lender may also decide to collect in advance without granting any grace period.

III. In the event of early collection, the Lender has the right to take corresponding measures in accordance with Article 14, Paragraph 2 hereof.

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Article 13 Borrower’s Obligation to Disclose Material Transactions and Material Events to the Lender

I. The Borrower shall promptly report in writing to the Lender any material transactions and material events occurring to the Borrower.

II. If the Borrower is a group customer, the Borrower shall, in accordance with relevant provisions, promptly report to the Lender related-party transactions exceeding 10% of the Borrower’s net assets, including without limitation:

The related relationships among the parties to the transaction;

The transaction items and nature of the transaction;

The transaction amount or corresponding ratio;

The pricing policy (including transactions with no amount or only a symbolic amount).

III. Where the fundamental conditions of the contract undergo major changes that were unforeseeable at the time of execution and that do not constitute commercial risks, and renegotiation is needed, the Borrower shall notify the Lender promptly within three (3) working days after such change occurs.

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Article 14 Liability for Breach of Contract

I. After this Contract becomes effective, both the Borrower and the Lender shall perform their obligations under this Contract. Any party that fails to perform or fails to fully perform its obligations hereunder shall bear corresponding liability for breach of contract.

II. If the Borrower uses the loan not in accordance with the agreed purpose, fails to make loan fund payments in the agreed manner, fails to comply with representations and undertakings, provides untrue loan application documents/information, breaches the agreed financial indicators, a major cross-default event occurs, or the Borrower fails to perform any provision hereof, the Lender has the right to take one or more of the following measures:

● (I) Require rectification within a time limit;

● (II) Stop disbursing the undisbursed loan under this Contract, reduce and even terminate the Borrower’s online financing business loan, and stop paying the unpaid loan funds under this Contract;

● (III) Require the Borrower to supplement loan disbursement and payment conditions meeting the Lender’s requirements, or cancel the Borrower’s use of the loan by “self-payment” method;

● (IV) Unilaterally declare all or part of the debts to mature in advance;

● (V) Unilaterally terminate or rescind this Contract, require the Borrower to repay matured or unmatured loan principal and interest, and pay or compensate for relevant losses;

● (VI) If the loan is overdue, require the Borrower to pay overdue default interest; if the loan is diverted, require the Borrower to pay diversion default interest; require the Borrower to pay compound interest on unpaid interest (including interest before and after maturity, diversion default interest and overdue default interest);

● (VII) Require the Borrower to provide additional or replacement guarantors, collateral or pledged property / pledged rights;

● (VIII) Implement or realize any rights under any guarantee for the loan;

● (IX) Without judicial procedure, directly deduct and collect funds from any accounts opened by the Borrower with the Lender and all branches and subsidiaries of Industrial Bank, or entrust the bank where the Borrower’s account is opened to deduct and collect funds from its accounts, including without limitation principal and interest (including principal, interest, default interest and compound interest), liquidated damages, damages, and expenses incurred by the Lender in realizing its claims, etc.; the Borrower agrees that the Lender has the right to determine the specific deduction order; if the currency in the account is inconsistent with the loan currency, the Lender has the right to convert at the middle exchange rate announced by the Lender on the deduction date; if any such account involves wealth management products or structured deposits and other products, the Lender has the right to directly initiate redemption applications or take other necessary measures to ensure successful deduction and collection;

● (X) Initiate litigation, arbitration or apply to a notary institution for an enforcement certificate to require the Borrower to repay principal and interest; expenses incurred by the creditor in realizing its claims shall be borne by the Borrower;

● (XI) The Lender has the right to seize or retain (lien) any movable or immovable property, tangible or intangible property of the Borrower under the Lender’s control and possession, or take other measures the Lender deems appropriate;

● (XII) The Lender has the right to report and disclose the Borrower’s default and dishonesty information to the People’s Bank of China and credit reporting institutions/systems established or approved by it, or to banking associations, banking regulatory authorities, or other administrative/judicial/supervisory authorities and their information management systems, or to news media, etc., and may also take or jointly take with other banking financial institutions joint disciplinary and rights-protection measures such as reducing or terminating credit, stopping the opening of new settlement accounts, and suspending processing of new credit cards of the Borrower’s legal representative (or operator) / the Borrower;

● (XII) Other measures provided by laws and regulations, agreed herein, or deemed appropriate by the Lender.

III. Where the conditions precedent to drawdown and loan funds payment conditions are satisfied, if the Lender fails to provide the loan on the agreed date and in the agreed amount and thereby causes losses to the Borrower, the Lender shall compensate the Borrower for the direct economic losses caused thereby. However, in any event, the Lender shall not be liable for any foreseeable or unforeseeable indirect losses of the Borrower.

IV. During performance hereof, if errors in entrusted payment, untimely payment, the Borrower’s breach in handling self-payment, or other losses arise due to the Borrower’s untrue, inaccurate, incomplete materials or other defects, the Lender shall bear no liability.

V. If disputes in disbursement or payment or other losses arise due to freezing of the loan disbursement account or the payee’s account agreed herein or other reasons, the Lender shall bear no liability.

VI. If any guarantor (i.e., guarantor, mortgagor, pledgor) under this Contract has any of the following, the Lender has the right to take measures in accordance with Paragraph 2 of this Article:

● (I) The guarantor fails to perform the guarantee contract, or its credit standing deteriorates, or other events occur that weaken its guarantee capability;

● (II) The mortgagor fails to perform the mortgage contract, or intentionally damages the mortgaged property, or the value of the mortgaged property may or has materially decreased, or other events occur that harm the Lender’s mortgage right;

● (III) The pledgor fails to perform the pledge contract, or the value of the pledged property may or has materially decreased, or the pledged right must be realized before repayment, or other events occur that harm the Lender’s pledge right.

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Article 15 Cross Default

If any of the following occurs to the Borrower or the Borrower’s related parties, or to any guarantor or any guarantor’s related parties, it shall be deemed that the Borrower is simultaneously in default under this Contract. The Lender has the right to collect in advance in accordance with Article 12 hereof and require the Borrower to bear liability for breach in accordance with Article 14 hereof:

● (I) Any loan, financing or debt is in default or may be in default or is declared accelerated;

● (II) Any guarantee or similar obligation is not performed, or there is a possibility of non-performance;

● (III) Failure to perform or violation of legal documents or contracts relating to debt guarantees or other similar obligations, or there is a possibility thereof;

● (IV) Occurrence or imminent occurrence of inability to repay matured debts or matured loans/financing;

● (V) Being declared bankrupt or about to be declared bankrupt through legal procedures;

● (VI) Transferring its assets or property to other creditors;

● (VII) Other circumstances that endanger the security of the principal and interest under this Contract.

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Article 16 Continuity of Obligations

All obligations of the Borrower under this Contract are continuous, and are fully and equally binding upon its heirs, agents, receivers, assignees, and the entity after merger, reorganization, name change, etc.

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Article 17 Acceleration Clause for Principal and Interest

The Borrower agrees that once the Borrower fails to perform the representations and undertakings under Article 11 hereof, or fails to perform any obligation hereunder, the Lender has the right to decide that the Borrower’s other obligations to the Lender, including repayment obligations for all matured and unmatured principal and interest (including default interest and compound interest) under this Contract, shall immediately become due.

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Article 18 Subrogation Right

The Borrower hereby specifically declares that, regardless of whether the Lender’s claims have matured, if circumstances occur such as the Borrower’s claims or ancillary rights relating thereto being close to the limitation period, failure to timely declare bankruptcy claims, or the Borrower’s default, or the Borrower’s inability to repay the Lender’s advances that have matured (including without limitation principal, interest and fees) and other circumstances affecting the realization of the Lender’s claims, the Lender has the right to exercise subrogation over any claims, accounts receivable and other property rights of the Borrower against any third party and the ancillary rights relating thereto, including without limitation requesting the Borrower’s counterparties to perform to the Borrower by subrogation, declaring claims to the bankruptcy administrator, or taking other necessary acts. The Borrower waives all defenses.

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Article 19 Governing Law, Jurisdiction and Dispute Resolution

I. The execution, effectiveness, performance, termination, interpretation and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan region).

II. Any dispute arising out of this Contract shall first be resolved through friendly consultation between the Borrower and the Lender. If consultation fails, both parties agree to resolve the dispute by the following Item (I) method:

● (I) Bring a lawsuit before the People’s Court at the Lender’s domicile.

● (II) Apply for arbitration with / Arbitration Commission, and resolve the dispute in accordance with the arbitration rules effective at the time of arbitration. To the extent permitted by the arbitration rules, the parties agree to adopt the summary procedure. The arbitration award is final and binding upon both parties. The hearing venue of the arbitral tribunal shall be /.

● (III) Other method: /.

III. Where disputes under this Contract are submitted to court litigation, the court may hold hearings by means such as audiovisual transmission technology, and neither the Lender nor the Borrower has any objection thereto.

IV. During the dispute period, clauses of this Contract not involving the dispute shall still be performed.

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Article 20 Documents, Communications and Notices

I. The Borrower agrees and confirms the following addresses as the service addresses for notices under this Contract and for litigation (arbitration), notarization and other legal documents in case of disputes (including without limitation various notices and documents of the parties; statements of claim (or arbitration applications) and evidence, summons, notices of response, notices of evidence production, hearing notices, payment orders, judgments (awards), rulings, mediation statements, enforcement notices, notices to perform within a time limit and other legal documents in litigation/arbitration trial, procedures for realization of security interest, and enforcement stage; and various notices and legal documents served by notary institutions). The Borrower further agrees that the Lender, notary institutions, courts and other serving parties of notices and legal instruments may choose paper or electronic service. Electronic service includes without limitation email, China Trial Process Information Disclosure Network, the unified national service platform, local or specialized court online service platforms, and the serving party’s electronic network platform, electronic APP, etc.:

(I) Borrower Address

Borrower Name: WIPO (Shanghai) New Energy Technology Co., Ltd.;

Borrower Address: Floor 3, Building 19, No. 8, Lane 498, Guoshoujing Road, China (Shanghai) Pilot Free Trade Zone;

Postal Code: 200063;

Contact Tel: [REDACTED];

Contact Person: Liu Yuejin.

Designated Recipient Name (if any): /;

Recipient Address: /;

Postal Code: /;

Contact Tel: /.

(II) Electronic Service Addresses:

The Borrower agrees and confirms that any one of the following electronic contact addresses may also be used as a valid service address:

Fax, No.: /;

Email address: /;

SMS, receiving number: [REDACTED];

WeChat ID: /;

QQ No.: /;

Other electronic contact address: /.

II. The service addresses agreed in Paragraph I of this Article apply to all stages including pre-litigation and, after disputes enter arbitration or litigation procedures, first instance, second instance, retrial, enforcement, procedures for realization of security interests, supervision (urging) procedures, and compulsory enforcement notarization. If any such service address changes, the Borrower shall notify the Lender in writing in advance (and during litigation or arbitration shall also notify the arbitral tribunal or court in writing in advance; where compulsory enforcement notarization has been handled, shall also notify the original notary institution in writing) to reconfirm the service address and obtain an acknowledgment receipt. If no prior notice is given, it shall be deemed unchanged, and the Borrower shall bear the corresponding legal consequences; the service addresses agreed in Paragraph I shall still be deemed valid.

III. Any document, communication, notice and legal instrument shall, as long as sent to any address agreed in Paragraph I of this Article, be deemed served on the following dates (service on a designated recipient shall be deemed service on the person):

● (I) Mail (including EMS, ordinary mail, registered mail): the fifth (5th) working day after the mailing date shall be deemed the service date;

● (II) Fax, email, SMS, WeChat, QQ or other electronic contact address: the sending date shall be deemed the service date;

● (III) Personal service: the date of signature by the recipient shall be deemed the service date. If the recipient refuses to accept, the server may record the service process by taking photos or videos and leave the document at the site, which shall also be deemed served.

IV. If actual service cannot be made due to inaccurate or untrue service address provided or confirmed by the Borrower, or failure to timely notify changes of service address, thereby resulting in inability of actual service, the Borrower shall bear the corresponding legal consequences, and it shall be deemed effectively served as follows:

● (I) For service by mail: the date of return of the document shall be deemed the service date;

● (II) For personal service: the date on which the server records the situation on the service receipt on the spot shall be deemed the service date;

● (III) For electronic service: the sending date shall be deemed the service date.

V. The Lender’s domicile as stated in this Contract shall be the Lender’s service address. Where the Lender issues notices by public announcements on its website, online banking, telephone banking, “Online Financing Service Client” or business outlets, the announcement publication date shall be deemed the service date. Under no circumstances shall the Lender be liable for any transmission errors, omissions or delays in postal, fax, telephone or any other communication systems.

VI. The parties agree that each party’s official seal, office seal, financial seal, contract seal, receiving/sending seal, and the Lender’s credit business special seal, etc., are valid seals for notices or contact, service of legal instruments, and correspondence. All staff members of the Borrower are authorized signatories for receipt of documents, communications and notices.

VII. This Article is an independent clause in the Contract and shall not be affected by the effectiveness of this Contract and other clauses hereof.

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Article 21 Contract Effectiveness and Other Matters

I. This Contract is an electronic contract. Where the Borrower confirms consent to this Contract and submits electronic instructions on the contract-signing page of the Lender’s online financing system by electronic signature (including without limitation checking, clicking, digital signature, application of legally recognized technical means such as authoritative institution certification, trusted timestamp, etc.), it shall be deemed that the Borrower acknowledges the legal effect of this Contract and such electronic instructions. The validity period of this Contract shall automatically terminate on the date when the debts under this Contract are fully repaid. After this Contract becomes effective, it does not constitute the Lender’s definite obligation to necessarily provide financing to the debtor. For disbursement under this Contract, the debtor shall submit a drawdown application; if the Lender reviews and rejects it, such drawdown application shall be invalid.

II. During the term of effectiveness of this Contract, any tolerance, grace or delay by the Lender in exercising its rights or interests under this Contract shall not prejudice, affect or limit any rights and interests that the Lender should enjoy under laws and this Contract; it shall not be deemed a waiver of the Lender’s rights and interests hereunder, and shall not affect any obligation of the Borrower hereunder.

III. If changes in national laws, regulations or regulatory policies result in the Lender’s performance of its disbursement obligations as agreed herein being inconsistent with laws, regulations or regulatory requirements, the Lender has the right to unilaterally terminate the contract and declare all disbursed loans immediately due. The Borrower shall immediately repay as required by the Lender. The Lender shall bear no legal liability for inability to perform or inability to perform as agreed due to such reasons.

IV. If loans are not disbursed on time or payments are not handled on time due to force majeure, communication or network failures, or Lender system failures, the Lender shall bear no liability, but shall promptly notify the Borrower.

V. The Lender has the right, for operational and management needs, to authorize or entrust other branches of Industrial Bank to perform the Lender’s rights and obligations hereunder (including without limitation authorizing or entrusting other branches to execute relevant contracts), or to transfer the management of the loan under this Contract to other branches. The Borrower acknowledges and agrees, and the Lender does not need to separately obtain the Borrower’s consent.

VI. The Borrower agrees that the Lender has the right to unilaterally reduce or cancel the unused loan amount under this Contract based on factors such as the Borrower’s production and operation, repayment status, and credit granted by other financial institutions. If the Lender decides to reduce or cancel, it shall notify the Borrower five (5) working days in advance, but does not need to separately obtain the Borrower’s consent.

VII. The loan information of the Borrower in the Lender’s “Online Financing Service Client” is an integral part of this Contract and has the same legal effect as this Contract. The amount, interest rate, term and purpose of each loan initiated by the Borrower through the “Online Financing Service Client” shall be subject to the records after successful drawdown. If the loan amount, loan term, loan interest rate, etc. under this Contract are inconsistent with the records in the Borrower’s loan information in the “Online Financing Service Client”, the records in the Borrower’s loan information in the “Online Financing Service Client” shall prevail. Both parties acknowledge the validity of the electronic data and electronic vouchers of the “Online Financing Service Client”.

VIII. If at any time any clause of this Contract is or becomes illegal, invalid or unenforceable in any respect, the legality, validity or enforceability of other clauses shall not be affected or impaired.

IX. The Lender has reminded the Borrower to pay special attention to the “Important Notes for Contract Signing” content. The Borrower has carefully read and fully, adequately and accurately understood all clauses regarding the rights and obligations of both parties and the “Important Notes for Contract Signing”. The Lender has provided sufficient explanations and clarifications of relevant clauses and personal information processing rules at the applicant’s request. Both parties have completely consistent understanding of all clauses hereof and have no objection to the contract content.

X. The small headings of this Contract are inserted only for convenience of reading and shall not be used for interpretation of this Contract or for any other purpose.

XI. This Contract is stored and kept for reference and safekeeping in electronic text form on a dedicated server established by the Lender for this purpose, and both parties acknowledge and recognize the effectiveness of the contract in such form.

XII. Attachments (if any) to this Contract are an inseparable part hereof and have the same legal effect as the main text.

XIII. During the handling of the business under this Contract, any prompts, announcements, notices and other information materials related to this business that are expressly disclosed by the Lender to the Borrower through channels such as the Industrial Bank website, mobile banking, and “Online Financing Service Client” constitute valid parts of this Contract.

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Article 22 Notarization and Voluntary Acceptance of Compulsory Enforcement

I. If any party to this Contract requests notarization, the other party agrees to conduct notarization at a notarization institution prescribed by the State as required by the requesting party.

II. A contract that has been notarized for compulsory enforcement has compulsory enforceability. If the Borrower fails to perform or improperly performs its debts, or circumstances occur under laws and regulations or as agreed herein under which the Lender may realize its claims, the Borrower agrees that the Lender may apply to the notarization institution for issuance of an enforcement certificate with compulsory enforceability. The Borrower voluntarily accepts compulsory enforcement measures directly applied for by the Lender to the competent People’s Court on the basis of such enforcement certificate, understands the corresponding legal consequences, and undertakes not to raise any objection or defense.

III. The parties agree that, before the notarization institution issues the enforcement certificate, it has the right, in accordance with the “Documents, Communications and Notices” clause hereof, to verify relevant default facts such as the Borrower’s non-performance or improper performance of debts by any one or more methods including mail, telephone, fax, email, SMS, WeChat, QQ, personal service and interview. Where verification is conducted by telephone or interview, service shall be deemed completed upon the end of the interview or call. Where verification is conducted by mail, fax, email, SMS, WeChat, QQ or personal service, the service date shall be implemented in accordance with the “Documents, Communications and Notices” clause hereof.

IV. If the Borrower has any objection to the default facts verified under the preceding paragraph, it shall, within five (5) working days from the service date, provide written evidence to the notarization institution and submit sufficient proof. If the Borrower fails to provide evidence within the time limit, or the notarization institution considers the evidence insufficient to support the Borrower’s claim, it shall be deemed that the Borrower confirms the relevant default facts such as non-performance or improper performance of debts, and agrees that the notarization institution shall issue the enforcement certificate upon the Lender’s application. If the notarization institution has other provisions on verification methods and evidentiary periods, the provisions of the notarization institution shall prevail.

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Article 23 Supplementary Clauses

The Borrower authorizes the Lender, on the loan disbursement date of this loan contract, before disbursement, to deduct the unpaid loan interest under Contract WBLD01 from the Borrower’s account opened with the Lender. If the balance in Party B’s account is insufficient for such deduction, Party A has the right to cancel the loan disbursement under this loan contract. After disbursement under this loan contract, the Borrower authorizes the Lender to directly deduct this loan to repay the loan under Contract WBLD01.

Borrower: WIPO (Shanghai) New Energy Technology Co., Ltd.

Date: December 19, 2023